Post Office Box 787
                              Lebanon, Tennessee
                                      37088-0787
                              Phone 615.443.9869

[Logo of CBRL Group, Inc.]

                                    Contact: Lawrence E. White
                                             Senior Vice President,
                                             Finance and Chief Financial Officer
                                             615-443-9869


CBRL GROUP, INC. ANNOUNCES QUARTERLY DIVIDEND INCREASE TO TWELVE CENTS PER SHARE
                             ----------------------

Lebanon,  TN (September 24, 2004) - CBRL Group,  Inc. (the  "Company")  (NASDAQ:
CBRL) today announced that the Board of Directors has declared a dividend to common shareholders of twelve cents per share, payable on November 1, 2004 to shareholders of record as of October 8, 2004. This dividend reflects a 9.1% increase from the previous quarterly dividend paid for the last four quarters.

     Commenting on the dividend increase, CBRL Group, Inc. President and Chief Executive Officer Michael A. Woodhouse said, "We are pleased to announce an increase to our quarterly dividend, the first increase since the adoption of our new dividend policy in September a year ago. We continue to expect to generate strong cash flow from our businesses, and we believe that dividends remain an attractive means of returning capital to our shareholders."

     Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 506 Cracker Barrel Old Country Store restaurants and gift shops located in 41 states and 111 company-operated and 20 franchised Logan's Roadhouse restaurants in 18 states.

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